UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2023

Date of Report

(Date of Earliest Reported Event)

Pedro’s List, Inc.

(Exact name of registrant as specified in its charter)

11700 West Charleston Blvd.

Las Vegas, NV 89135

702-985-7544

Nevada	333-201215	32-0450509
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PEDRO’S LIST, INC.

Form 8-K

Current Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023, the Board of Directors (the “Board”) of Pedro’s List, Inc. (the “Company”) elected Mr. William W Hodges and Mr. C. Michael Bussey as independent members of the Company’s Board of Directors. Both will serve until the next annual meeting of the Corporation or until their respective successor is duly appointed. The Company’s current Board of Directors has affirmatively determined that both Mr. Hodges and Mr. Bussey meet the applicable standards for independent directors under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Other than the foregoing, neither Mr. Hodges or Mr. Bussey is party to any arrangement or understanding with any person, pursuant to which they were appointed as a director of the Company, nor is a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

As of the date of this Report, and taking into account the of the appointments of both Mr. Hodges and Mr. Bussey, the Company’s Board of Directors and Executive Officers consist of the following persons:

NAME	POSITION(S) TO WHICH APPOINTED
Andrew Birnbaum	Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary & Director
Eden Miller	Director
Dr. Abdul Saddiqui	Director
William W Hodges	Independent Director
C. Michael Bussey	Independent Director

The Biographies for the members of the Company’s Board of Directors and its Executive Officers follow:

Mr. Andrew Birnbaum - Mr. Birnbaum is a seasoned Chief Executive Officer with a passion for Operational Development, Utilization of Technology, Blockchain and streamlining processes. Strengths in leadership, organization, execution, and delivery. Throughout his esteemed career he has created, built, and successfully sold multiple companies. He has been an investor and facilitated investments into several different businesses (both online and physical), including being involved with start-ups, taking several private companies public and profitably and running established businesses with multi-million-dollar budgets. He has and continues to volunteer his time and experience to both business and charitable organizations. Mr. Birnbaum has been the Chief Executive Officer, President, Treasurer, Secretary, and a Director Pedro’s List, Inc. since January 2020, as Chief Executive, he has been instrumental in the integration of the technology platform using blockchain technology and for rewards, wallets, compliance, in writing reviews, making referrals, and using the service.

Mr. Eden Miller – Mr. Miller began his consulting career, providing consulting services to both public and private companies for over 22 years. Mr. Miller assisted companies in the going public process and was instrumental in helping companies raise funds. In 2014, Mr. Miller conceived of Pedro’s List, Inc. and has been involved with the Company as its founder since that time.

Dr. Abdul Saddiqui – Dr. Saddiqui attended undergrad Loyola University, Chicago, Illinois, obtaining a BS Biology in 1988. Thereafter, he received his Medical Education at Rush Medical College, Chicago, Illinois, MD graduating Cum Laude in 1992. Upon completing his residency at Loyola University specializing in General Surgery and Internal Medicine in 1997, the Dr. Saddiqui has obtained over 25 years’ experience in Surgical and Internal Medicine. Dr. Saddiqui is licensed in both Illinois and Nevada

Mr. William W. Hodges – Mr. Hodges has some twenty-seven years of broad experience in information technology and Internet software development. Twenty years leading development teams to produce robust systems on time and on budget and vast experience in technology evaluation, prototyping, development, and deployment. Since 2021 Mr. Hodges has served as the Chief Technology Officer of Praxus, which provides an AI based training platform for offender supervision. He is responsible for product development and design integration. Prior to this, Mr. Hodges was the Chief Technology Officer at iTether Technologies, Inc. the provider of a platform (web and mobile) for remote patient treatment. Mr. Hodges was responsible for the architected product from idea to implementation. He oversaw development teams in Guadalajara, MX and India and oversaw the design, development, and publishing of mobile apps in the Apple and Google store.

Mr. C. Michael Bussey – Since 2019, Mr. Bussey has been the Executive Pastor at WALK Church, located in Paradise, Nevada. During his tenure there he navigated the church through COVID-19, PPP Loans, reopening, etc. Developed and managed annual budgets and developed staff members and lay-leaders. Assisted in the purchase of land and worked with architects, engineers, and contractors to get the project approved with Clark County. He also taught systematic theology classes, managed day-to-day operations of the church, and occasional preached. Prior to his service to the church, Mr. Bussey started as a manager in real estate and private equity investments, including, identifying potential investments that met criteria for growth and ROI. During this time he successfully raised and invested more than $14M in private equity. Additionally, he managed those companies that held the investments, this management included making partner distributions, filing tax returns, and communicating with partners.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2023, the Company filed a Certificate of Amendment together with Amended & Restated Articles of Incorporation (“Restated Articles”) with the Nevada Secretary of State increasing its authorized shares of common stock from Seven Hundred Fifty Million (750,000,000) to Eight Hundred Seventy-Five Million (875,000,000) shares, consisting of (a) Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.00001 per share (the “Common Stock”) and (b) One Hundred Twenty-Five Million (125,000,000) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”), issuable in one or more Series. In the Restated Articles, 10,000,000 shares of our preferred stock were designated as Series A Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Stock have, among others, the following material rights, preferences, powers, privileges, restrictions, qualifications, and limitations:

Conversion. Each One (1) share of Series A Preferred Stock is convertible into Twenty-Five (25) shares of the Company’s common stock.

Voting. The holders of shares of Series A Preferred Stock shall vote on an “as converted” unless and until such shares are converted into shares of common stock, par value $.00001 per share, of the Company. The holder of each share of Series A Preferred Stock shall have such number of votes as is determined by multiplying the number of shares of Series A Preferred Stock held by such holder by 250.

For additional information pertaining to the Restated Articles, including the Series A Preferred Stock, please see Exhibit 3.01 filed herewith.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
3.01	Amended and Restated Articles of Incorporation	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2023

PEDRO’S LIST, INC.

By: /s/ Andrew Birnbaum
Andrew Birnbaum
President, CFO, CEO, Director